EXHIBIT 21.1 - LISTING OF SUBSIDIARIES
                                                          JURISDICTION OF
          SUBSIDIARY                                       ORGANIZATION


          Bio-Rad Laboratories Pty. Limited                 Australia
          Bio-Rad Pty. Limited                              Australia
          Bio-Rad Laboratories Ges.m.b.H.                   Austria
          Bio-Rad Ges.m.b.H.                                Austria
          Bio-Rad International, Inc. (FSC)                 Barbados
          Bio-Rad Laboratories N.V.- S.A.                   Belgium
          RSL N.V.                                          Belgium
          Bio-Rad do Brasil Ltda                            Brazil
          Bio-Metrics Properties, Limited                   California, USA
          Bio-Rad Laboratories (Israel) Inc.                California, USA
          Bio-Rad Leasing Corporation                       California, USA
          Bio-Rad Pacific Limited                           California, USA
          Bio-Rad Laboratories (Canada) Limited             Canada
          Beijing Bio-Rad Analytical
            Biochemistry Instrument Co., Ltd.               China
          SoftShell International, Ltd.                     Colorado, USA
          Sanofi Prague spol. sr.o.                         Czech Republic
          Bio-Metrics, Limited                              Delaware, USA
          Bio-Rad Export, Inc. (DISC)                       Delaware, USA
          Bio-Metrics (U.K.) Limited                        England
          Bio-Rad Laboratories Europe Limited               England
          Bio-Rad Laboratories Limited                      England
          Bio-Rad Lasersharp Limited                        England
          Bio-Rad Limited                                   England
          Bio-Rad Micromeasurements Limited                 England
          Bio-Rad Microscience Limited                      England
          Micromeasurements Limited                         England
          Sadtler Research Laboratories Limited             England
          Bio-Rad Laboratories (UK) Limited                 England
          Bio-Rad                                           France
          Bio-Rad Pasteur                                   France
          ADIL Instruments S.A.                             France
          Bio-Rad Laboratories G.m.b.H.                     Germany
          Bio-Rad G.m.b.H                                   Germany
          Bio-Rad China Limited                             Hong Kong
          Bio-Rad Laboratories(India)Private Limited        India
          Bio-Rad Laboratories Israel(1996) Limited         Israel
          Bio-Rad Laboratories S.r.l.                       Italy
          Bio-Rad S.r.l.                                    Italy
          Nippon Bio-Rad Laboratories K.K.                  Japan
          Bio-Rad Fujirebio K.K.                            Japan
          Bio-Rad Korea Ltd.                                Korea
          Bio-Rad Micromeasurements, Inc.                   Massachusetts, USA
          Bio-Rad Laboratories Mexico, S.A. de C.V.         Mexico
          Bio-Rad S.A.                                      Mexico
          Bio-Rad Laboratories B.V.                         The Netherlands
          Sandia Systems, Inc.                              New Mexico, USA
          Polaron Instruments, Inc.                         Pennsylvania, USA
          Bio-Rad Polska Sp. z o.o.                         Poland
          Bio-Rad Laboratories LDA                          Portugal
          Bio-Rad Laboratories OOO                          Russia
          Bio-Rad Laboratories (Singapore) Pte.Limited      Singapore
          Bio-Rad Laboratories (Pty) Limited                South Africa
          Bio-Rad Laboratories S.A.                         Spain
          Bio-Rad S.A.                                      Spain
          Bio-Rad Laboratories AB                           Sweden
          Bio-Rad Laboratories AG                           Switzerland
          Bio-Rad AG                                        Switzerland
          Bio-Rad Laboratories Taiwan Limited               Taiwan
          Sanofi Pacific Diagnostics Ltd.                   Thailand
          Bio-Rad Laboratories Limited                      Thailand
          Respiratory Diagnostics, Inc.                     Washington, USA